UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 11, 2004

         Structured Asset Securities Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-106925 (Commission File Number)	74-2440850 (I.R.S. Employer Identification No.)

745 Seventh Avenue, 7th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 526-7000

                                 No Change

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

The Registrant registered issuances of its Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates Series 2004-4 on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), by a Registration Statement on Form S-3 (Registration File No. 333-106925) (the “Registration Statement”).  Pursuant to the Registration Statement, the Registrant issued $1,815,092,000 aggregate principal amount of Class A1, Class A2, Class A3, Class A-SIO, Class A4, Class M1, Class M2, Class M, Class M4, Class M5, Class M6, Class M7, Class M8 and Class B Certificates of its Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates, Series 2004-4 on April 30, 2004.  This Current Report on Form 8-K is being filed to satisfy an undertaking, contained in the definitive Prospectus dated March 25, 2004, as supplemented by the Prospectus Supplement dated April 27, 2004 (the “Prospectus Supplement”), to file information relating to the purchase of additional mortgage loans by the Registrant.

Pursuant to a transfer supplement dated as of May 1, 2004 (the “Transfer Supplement”), supplementing the Mortgage Loan Sale and Assignment Agreement dated as of April 1, 2004, between Lehman Brothers Holdings Inc., as seller and Structured Asset Securities Corporation (the “Depositor”), as purchaser, the Depositor acquired on June 11, 2004, mortgage loans having an aggregate Scheduled Principal Balance as of May 1, 2004 (the “Subsequent Cut-Off Date”) of $237,492,058.32 identified on the Mortgage Loan Schedule attached as Schedule I to the Transfer Supplement (the “Subsequent Mortgage Loans”), for inclusion in Structured Asset Investment Loan Trust 2004-4 (the “Trust Fund”).  The Trust Fund was established pursuant to a Trust Agreement dated as of April 1, 2004 (the “Trust Agreement”), among the Depositor, LaSalle Bank National Association, as trustee, Aurora Loan Services Inc., as master servicer, Wells Fargo Bank, N.A., as securities administrator and The Murrayhill Company, as credit risk manager.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Transfer Supplement No. 1 dated as of May 1, 2004, between Structured Asset Securities Corporation, as depositor, and Lehman Brothers Holdings Inc., as seller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRUCTURED ASSET SECURITIES CORPORATION

By: /s/ Ellen V. Kiernan

       Name: Ellen V. Kiernan

       Title:   Senior Vice President

Dated:  June 11, 2004

EXHIBIT INDEX

Exhibit No.	Description	Page No.
99.1	Transfer Supplement No. 1 dated as of May 1, 2004, between Structured Asset Securities Corporation, as depositor and Lehman Brothers Holdings Inc. as seller.	6